                             July 27, 1995

Securities & Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

       Re:  Definitive Proxy Materials of Barringer Technologies Inc.

Dear Ladies and Gentlemen:

     Enclosed for filing, pursuant to the Securities Exchange Act of 1934, is Barringer Technolgies Inc.'s Definitive Proxy Materials (including the proxy statement, the proxy statement cover page and the proxy).

     We appreciate your cooperation in this matter. Please call the under-signed with any questions.


                                          Very truly yours,

                                          /s/ Edward M. Zimmerman
                                              Edward M. Zimmerman


                       BARRINGER TECHNOLOGIES INC.
                            219 South Street
                    New Providence, New Jersey  07974

                Notice of Annual Meeting of Stockholders
                  to be held Wednesday, August 30, 1995

The Annual Meeting of Stockholders of Barringer Technologies Inc. (the "Company") will be held at the Best Western/Murray Hill Inn, 535 Central Avenue, New Providence, New Jersey 07974 on Wednesday, August 30, 1995, at 10:00 a.m., local time, to consider and take action on the following:

   1. The election of six persons to serve as directors of the Company until the next annual meeting of stockholders and until their successors are duly elected and qualified.

   2. The adoption of an amendment to the Certificate of Incorporation of the Company, as amended (the "Certificate of Incorporation"), to effect a one-for-four reverse stock split of the Company's Common Stock, par value $.01 per share ("Common Stock"), in which each four shares of issued
Common Stock will be reclassified into one share of new Common Stock of the Company, par value $.01 per share, and the number of authorized shares of Common Stock will be reduced by three-fourths.

  3. The adoption of an amendment to the Certificate of Incorporation, to increase the number of authorized shares of capital stock of the Company from 22,000,000 to 33,000,000 (or from 7,000,000 to 12,000,000 if Proposal
2 is approved and effected), comprised of 28,000,000 shares of Common Stock (or 7,000,000 shares of Common Stock if Proposal 2 is approved and effected), 1,000,000 shares of Convertible Preferred Stock, par value $1.25 per share and 4,000,000 shares of Preferred Stock, par value $2.00 per share.

   4. The ratification of the appointment of BDO Seidman as independent auditors of the Company's 1995 financial statements.

   5. Such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

       Only those holders of record of Common Stock, Class A Convertible Preferred Stock, par value $2.00 per share, and Class B Convertible Preferred Stock, par value $2.00 per share, as of the close of business on Monday, July 17, 1995 will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. All stockholders of the Company are cordially invited to attend the Annual Meeting.

A list of stockholders entitled to vote will be available for inspection by interested stockholders at the offices of the Company, commencing on Friday, August 18, 1995 and will be available at the Annual Meeting.

                     KENNETH S. WOOD
                     Vice President and Secretary

New Providence, New Jersey
July 27, 1995


YOUR VOTE IS IMPORTANT. WHETHER YOU EXPECT TO ATTEND THE ANNUAL MEETING OR NOT, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE.

                       BARRINGER TECHNOLOGIES INC.
         219 South Street, New Providence, New Jersey  07974

                                                 July 27, 1995


                             PROXY STATEMENT


This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Barringer Technologies Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on Wednesday, August 30, 1995 (the "Annual Meeting"), and any adjournments or postponements thereof. The Company's Annual Report to Stockholders, containing financial statements reflecting the Company's financial position and results of operations for the year ended December 31, 1994, this Proxy Statement and the accompanying form of proxy were distributed together beginning July 27, 1995.

The securities of the Company entitled to vote at the Annual Meeting are the Company's Common Stock, par value $.01 per share ("Common Stock"),
Class A Convertible Preferred Stock, par value $2.00 per share ("Class A Convertible Preferred Stock"), and Class B Convertible Preferred Stock, par value $2.00 per share ("Class B Convertible Preferred Stock"). Each stockholder of record at the close of business on July 17, 1995 (the
"Record Date") is entitled to vote in accordance with the Company's Certificate of Incorporation, as amended (the "Certificate of Incorporation").

At the Annual Meeting, each share of Class A Convertible Preferred Stock and Class B Convertible Preferred Stock will be entitled to vote on the basis of one vote for each share of Common Stock into which such share of such convertible preferred stock is convertible as of the Record Date. Each share of Common Stock, Class A Convertible Preferred Stock and Class B Convertible Preferred Stock will be entitled to one vote per share, 1.32378 votes per share, and 1.29159 votes per share, respectively. The number of shares of Common Stock, Class A Convertible Preferred Stock, and Class B Convertible Preferred Stock outstanding as of the Record Date was 13,651,585, 82,497, and 317,500, respectively, representing 13,651,585, 109,207, and 410,080 votes, respectively.

Proposal 1 is the election of six persons to serve as directors until the next annual meeting of stockholders and until their successors are duly elected and qualified. Proposal 1, the election of directors, requires the affirmative vote of the plurality of the outstanding shares represented at the Annual Meeting. This proposal is not conditioned upon the adoption or effectiveness of any of the other proposals made herein.

Proposal 2 is the adoption of an amendment (the "Reverse Split Amendment") to the Certificate of Incorporation to effect a one-for-four reverse stock split of the Company's Common Stock, par value $.01 per share ("Common Stock"), in which each four shares of issued Common Stock will be reclassified into one share of new Common Stock of the Company, par value $.01 per share, and the number of authorized shares of Common Stock will be reduced by three-fourths. Proposal 2 requires the affirmative vote of the holders of a majority of the outstanding shares of the Common Stock (voting as one class) and of the Common Stock, the Class A Convertible Preferred Stock and the
Class B Convertible Preferred Stock, voting together as a separate class.
This proposal is not conditioned upon the adoption or effectiveness of any of the other proposals made herein.

Proposal 3 is the adoption of an amendment (the "Re-Capitalization Amendment") to the Certificate of Incorporation of the Company, as amended, to increase the number of authorized shares of capital stock of the Company from 22,000,000 to 33,000,000 (or from 7,000,000 to 12,000,000 if Proposal
2 is approved and effected), comprised of 28,000,000 shares of Common Stock (or 7,000,000 shares of Common Stock if Proposal 2 is approved and effected), 1,000,000 shares of Convertible Preferred Stock, par value $1.25 per share, and 4,000,000 shares of Preferred Stock, par value $2.00 per share. Proposal 3 requires the affirmative vote of the holders of a majority of the outstanding shares of the Common Stock, the Class A Convertible Preferred Stock, and the Class B Convertible Preferred Stock, voting as three separate classes and also voting together as one class. This proposal is not conditioned upon the adoption or effectiveness of any of the other proposals made herein.

Proposal 4 is the ratification of the appointment of BDO Seidman as independent auditors of the Company's 1995 financial statements. Proposal
4 requires the affirmative vote of the holders of a majority of the outstanding shares represented at the Annual Meeting. This proposal is not conditioned upon the adoption or effectiveness of any of the other proposals made herein.

Voting

Any stockholder giving a proxy has the power to revoke the proxy prior to the voting thereof by: (i) written notice received by the Secretary of the Company at any time prior to the voting thereof, (ii) submitting a later-dated proxy; or (iii) attending the Annual Meeting and voting in person. If a proxy is properly signed and is not revoked by a stockholder, the shares it represents will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If the proxy is signed and returned without specifying choices, the shares will be voted at the Annual
Meeting: FOR the election of the nominees for director set forth in Proposal 1, FOR the adoption of the Reverse Split Amendment as set forth in Proposal 2, FOR the adoption of the Re-Capitalization Amendment as set forth in Proposal 3, and FOR the ratification of the appointment of BDO Seidman as independent auditors. Delaware law does not entitle the Company's stockholders to dissenters' rights with respect to any of the foregoing proposals. As of the date hereof, the Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting.
If other business shall properly come before the Annual Meeting, the persons named in the proxy will vote the shares according to their best judgment.

Under Delaware law and the Company's Amended and Restated Bylaws (the "By-laws"), the presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of stock entitled to vote at the meeting will constitute a quorum at the Annual Meeting. Shares represented by proxies marked "abstain" will be counted as shares presented for purposes of determining the presence of a quorum on all matters. Proxies relating to "street name" shares that are voted by brokers on some but not all of the matters will be treated as shares present for purposes of determining the presence of a quorum on all matters, but will not be treated as shares entitled to vote at the Annual Meeting on those matters as to which authority to vote is withheld by the broker ("broker non-votes"). Because directors are elected by a plurality of the votes cast at the Annual Meeting, any shares not voted (whether withheld for the election of any or all of the nominees or by abstention, broker non-votes or otherwise) have no impact on Proposal 1, the election of directors, except to reduce the number of votes for the nominee(s) for which votes are withheld. An abstention will have the same effect as a negative vote on Proposals 2, 3 and 4, but because shares held by brokers will not be considered entitled to vote on matters as to which the brokers withhold authority, a broker non-vote will have no effect on the vote for Proposal 4.

PLEASE COMPLETE, SIGN, DATE, AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE, which is postage-paid if mailed in the United States. All costs relating to the solicitation of proxies will be borne by the Company.
The Company has retained Georgeson & Company to aid in the solicitation of proxies for a fee estimated not to exceed $6,000 plus reimbursement of out-of-pocket expenses. Proxies may also be solicited by officers, directors, and employees of the Company, who will not be compensated separately therefor, personally or by mail, telephone or facsimile transmissions. On request, the Company also will reimburse brokers and other persons holding shares of stock in their names or in those of their nominees for their reasonable expenses in sending proxy material to, and seeking instructions from, their principals.

                   PROPOSAL 1.  ELECTION OF DIRECTORS

At the Annual Meeting, a board of six directors will be elected to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified. The Board of Directors has nominated
Messrs. Stanley S. Binder, John H. Davies, John J. Harte, Richard D. Condon, John D. Abernathy and James C. McGrath for election as directors. All nominees currently are directors of the Company, and Messrs. Binder and Harte were previously elected by stockholders. The Board knows of no reason why any nominee would be unable or unwilling to serve as a director. If any nominee should for any reason become unable or unwilling to serve, the shares represented by all valid proxies that would otherwise be voted for the nominee will be voted for the election of such other person as the Board of Directors may designate following the recommendation of the Nominating Committee, or the Board may reduce the number of directors to eliminate the vacancy.

Background information appears below with respect to the Board of Directors' nominees for election. See "Security Ownership of Management" and "Security Ownership of Certain Beneficial Owners" for additional information regarding such persons.

STANLEY S. BINDER

Mr. Stanley S. Binder, 53, is the President and Chief Executive Officer of the Company and has been a director since 1991. He is also a Director of Barringer Laboratories, Inc. ("Labco"), a 47%-owned subsidiary of the
Company. From 1977 to May 1989, Mr. Binder served as Chief Financial Officer to Keystone Camera Products Corporation, Clifton, New Jersey, and its predecessors, the principal business of which was the manufacture of low cost point and shoot cameras. Keystone Camera Products Corporation filed a petition for protection under the bankruptcy laws in January 1991. In July 1989, Mr. Binder joined the Company and has since held the following offices with the Company: President from 1989 to the present date, Chief Operating Officer from 1989 to June 1990, Chief Financial Officer from 1989 until
July 1993, and Chief Executive Officer from July 1990 to the present date. Mr. Binder is also an independent general partner in the Special Situations Fund III, L.P., a substantial investor in the Company. See "Certain
Relationships and Related Transactions." Mr. Binder is a member of the Executive, Nominating and Technology and Strategic Planning Committees of the Board.

JOHN H. DAVIES

Mr. Davies, 59, has been a Director of the Company since 1992 and is Executive Vice President of the Company and the President and Chief Executive Officer of Barringer Research Ltd. ("BRL"). Mr. Davies joined BRL in 1967 and has been an Executive Vice President and Director of the Company since January 1992. Mr. Davies has served BRL as a Vice President, and a Senior Vice President; and currently as BRL's President (since 1984) and Chief Executive Officer (since August 1989). He is a member of the Executive, Nominating and Technology and Strategic Planning Committees of the Board.

JOHN J. HARTE

Mr. Harte, 53, has been a Director of the Company since 1986 and is Vice President, Special Projects, of the Company and Chairman of the Board of Labco, positions he has held since joining the Company and Labco in 1986. He is a certified public accountant and, since 1978, has been and continues to be a Vice President of Mid-Lakes Distributing Inc., a manufacturer and distributor of heating and air conditioning parts and equipment located in Chicago, Illinois. He is a member of the Executive, Executive Compensation and Nominating Committees of the Board.

RICHARD D. CONDON

Mr. Condon, 60, has been a Director of the Company since February 1992. Since 1989, he has worked as a consultant to and director of Analytical Technology, Inc., Boston, Massachusetts, a scientific instrumentation company. He is a member of the Audit and Finance and Technology and Strategic Planning Committees of the Board.

JOHN D. ABERNATHY

Mr. Abernathy, 58, has been a Director of the Company since October, 1993.
Mr. Abernathy is a certified public accountant and, since January 1995, has been Executive Director of Patton Boggs, LLP, a law firm. Mr. Abernathy is also a Director of Oakhurst Capital, Inc., a distributor of automotive parts and accessories; and, since June 1995, he has been a Director of Wahlco Environmental Systems, Inc., which designs, manufactures and sells air pollution control and power plant efficiency equipment. From March 1994 to January 1995, he was a financial and management consultant. From March 1991 to March 1994, he was the Managing Director of Summit Solomon & Feldesman, a law firm in dissolution since March 1993. From July 1983 until June 1990,
Mr. Abernathy was Chairman and Chief Executive Partner of BDO Seidman, a public accounting firm. He is a member of the Executive, Audit and Finance and Executive Compensation Committees of the Board.

JAMES C. McGRATH

Mr. McGrath, 53, has been a Director of the Company since January 1994. Mr. McGrath is an international security consultant. Since July 1989, he has been President of McGrath International, Inc., a management consulting firm specializing in the security field. He is a member of the Audit and Finance and Executive Compensation Committees of the Board.

Committees of the Board of Directors

The Company has an Executive Compensation Committee, an Audit and Finance Committee, a Nominating Committee, and a Technology and Strategic Planning Committee

The Executive Compensation Committee (the "Compensation Committee") reviews and determines the salaries and other compensation paid to the Company's officers and other key employees and administers the Company's incentive compensation and stock plans, which includes selecting participating officers and employees and establishing performance goals. The Compensation Committee is presently comprised of Messrs. Harte, Abernathy and McGrath. In 1994, the Compensation Committee met once.

The Audit and Finance Committee (the "Audit Committee") monitors the
Company's accounting and financial policies and practices, reviews the scope of the independent accountant's audit and the results of the audit, and reviews and make recommendations to the Board with respect to the Company's financing needs. In addition, the Audit Committee recommends to the Board the engagement of the independent auditors of the Company's financial statements. The Audit Committee is presently comprised of Messrs.
Abernathy, Condon and McGrath.  In 1994, the Audit Committee met 3 times.

The Nominating Committee receives recommendations for, reviews and evaluates the qualifications of, and selects and recommends to the Board of Directors, nominees for election as directors. In addition, the Nominating Committee makes recommendations to the Board of Directors regarding the composition of Board committees. The Nominating Committee will consider appropriate persons proposed by security holders as potential nominees for membership on the Board of Directors. Interested persons should submit their recommendations, together with supporting information, to the committee care of the Secretary of the Company. The Nominating Committee is presently comprised of Messrs. Binder, Davies and Harte. In 1994, the Nominating Committee did not meet in 1994.

Meetings of the Board of Directors

The Board held six meetings in 1994. No incumbent director of the Company attended fewer than 75% of the aggregate number of meetings of the Board and committees of the Board during 1994, or the portion thereof during which he served as a director or committee member.

Compensation of Directors

The Board has adopted a compensation plan for outside directors. Outside directors are entitled to an annual retainer of $2,500 per quarter and a fee of $1,000 for each meeting attended. In addition, outside directors are eligible to participate in the 1991 Warrant Plan (as described below). Although Mr. Harte is a non-employee director, he does not participate in the Company's compensation plan for non-employee directors. Mr. Harte receives a fee of $2,000 per month for services he renders to the Company, and a fee of $1,000 for each meeting he attends in his capacity as a director.

The Board of Directors has adopted the 1991 Directors Warrant Plan (the "1991 Warrant Plan"), under which, each non-employee director, upon election or appointment to the Board, will be offered, 15,000 warrants, at $0.10 per warrant, each of which may be exercised within five years to purchase one share of Common Stock at an exercise price to be determined by the Board at the time of such sale, which exercise price shall not be less than the then-market price for the shares underlying the warrants. The 1991 Warrant Plan provides that each such new director shall use the first quarterly director's fee to pay the purchase price for such warrants.

                    EXECUTIVE OFFICERS OF THE COMPANY
                          AND OTHER INFORMATION

                    Executive Officers of the Company

       Name              Position with the Company and Affiliates

Stanley S. Binder        Director, President and Chief Executive Officer
                         of the Company; Director of Barringer Laboratories,
                         Inc. ("Labco").

John H. Davies           Director and Executive Vice President of the
                         Company; President and Chief Executive
                         Officer of Barringer Research Ltd.

John J. Harte            Director and Vice President, Special Projects, of
                         the Company; Chairman of the Board of Labco.

Richard S. Rosenfeld     Vice President-Finance, Chief Financial Officer,
                         Treasurer and Assistant Secretary of the Company.

Kenneth S. Wood          Vice President and Secretary of the Company;
                         President of Barringer Instruments, Inc. ("BII").


Mr. Stanley S. Binder, 53, is a Director and the President and Chief Executive Officer of the Company. He is also a Director of Labco and an independent general partner in the Special Situations Fund III, L.P., a substantial investor in the Company. See "Certain Relationships and Related Transactions." From 1977 to May 1989, Mr. Binder served as Chief Financial Officer to Keystone Camera Products Corporation, Clifton, New Jersey, and its predecessors, the principal business of which was the manufacture of low cost point and shoot cameras. Keystone Camera Products Corporation filed a petition for protection under the bankruptcy laws in January 1991. In July 1989, Mr. Binder joined the Company and has since held the following offices with the Company: President from 1989 to the present date, Chief Operating
Officer from 1989 to June 1990, Chief Financial Officer from 1989 until
July 1993, and Chief Executive Officer from July 1990 to the present date.

Mr. John H. Davies, 59, is a Director and Executive Vice President of the Company and the President and Chief Executive Officer of Barringer
Research Ltd. ("BRL"). Mr. Davies joined BRL in 1967 and has been an Executive Vice President and Director of the Company since January 1992. Mr. Davies has served BRL as a Vice President, and a Senior Vice President; and currently as BRL's President (since 1984) and Chief Executive Officer (since August 1989).

Mr. John J. Harte, 53, is a Director and Vice President, Special Projects, of the Company and Chairman of the Board of Labco, and has held such positions since joining the Company and Labco in 1986. He is a certified public accountant and, since 1978, has been and continues to be a Vice President of Mid-Lakes Distributing Inc., a manufacturer and distributor of heating and air conditioning parts and equipment located in Chicago, Illinois.

Mr. Richard S. Rosenfeld, 48, is a certified public accountant and has been Vice President-Finance and Chief Financial Officer of the Company since
July 1993; he has also been the Treasurer and Assistant Secretary of the Company since January 1992, and was a consultant to the Company from July 1991 to December 1991. From July 1984 to October 1990, he was Controller, Vice President-Finance, for Keystone Camera Products Corporation, Clifton, New Jersey, the principal business of which was the manufacture of low cost point and shoot cameras. Keystone Camera Products Corporation filed a petition for protection under the bankruptcy laws in January 1991.

Mr. Kenneth S. Wood, 44, has been a Vice President of the Company and the President of BII since January 1992 and the Secretary of the Company since March 1993. He was Vice President of Operations for BII from April 1990 to January 1992. From July 1978 until April 1990, he was Program Director for Lockheed Electronics, the principal business of which is aerospace and defense electronics.

Mr. Binder has an employment and consulting agreement with the Company. See "Executive Officer Compensation." Other officers of the Company serve at the discretion of the Board of Directors. There are no family relationships among any of the directors and executive officers.

Executive Officer Compensation

    The following table sets forth the compensation paid for the past three fiscal years to the President and Chief Executive Officer of the Company and each of the executive officers of the Company whose total annual salary and bonus are $100,000 or more:

                       SUMMARY COMPENSATION TABLE

                Annual Compensation                    Long-Term Compensation
                                               Other
                                               Annual   Restricted Securities
Name and Principal                             Compen-  Stock      Underlying  LTIP    All Other
  Position           Year   Salary     Bonus   sation   Awards     Options     Payouts Compensation(1)


Stanley S. Binder     1994   $164,178                                                   $5,940
  President and Chief 1993    148,272  $17,400                                           5,492
  Executive Officer   1992    131,640                                                    5,674

John H. Davies        1994    114,830*                                                   5,741*
  Executive Vice      1993    115,785*  15,600
  President of the    1992    114,000*
  Company;

Kenneth S. Wood       1994    107,422                                                    2,436
  President of        1993     97,874   14,400                                           2,386
  Barringer Instruments,
  Inc.                1992     91,500

Richard S. Rosenfeld  1994     88,400                                                    4,545
  Chief Financial
  Officer             1993     68,094   12,600                                           1,976
                      1992     52,965

__________________
* Amounts converted to US dollars at the average exchange rate for the respective year.

 (1) Represents amounts contributed by the Company pursuant to the Company's tax-qualified 401(k) deferred compensation plan ("401(k) Plan"). The 401(k) Plan provides that the Company will make matching contributions to the participants in the 401(k) Plan equal to 100% of the first 2% of a participant's salary contributed and 50% of the next 5% of a participant's salary contributed, which contributions vest proportionately over a five-year period, commencing at the end of the participant's first year with the Company.


       There were no stock options granted in 1994 to any of the executive officers named in the Summary Compensation Table.

       The following table sets forth information with respect to the executive officers named in the foregoing Summary Compensation Table concerning the exercise of stock options during 1994 and unexercised options held by such executive officers as of December 31, 1994:

               AGGREGATED OPTION EXERCISES IN 1994 AND
                   FISCAL YEAR-END OPTION VALUES
                                                                             Value of
                                                                             Unexercised
                                                                             in-the-Money
                                                   Number of Securities      Options at
                                                   Underlying Unexercised    Year-End
           Shares Acquired   Value                 Options at Year-end       Exercisable/
Name       On Exercise       Realized(1)           Exercisable/Unexercisable Unexercisable

Stanley S.
Binder      150,000           $ 87,625                        -                         -

John H.
Davies        -                   -                           -                         -

Kenneth S.
Wood         40,000           $  5,900                   36,000/24,000                  -

Richard S.
Rosenfeld     -           -                              15,000/10,000                  -
_______________________________
 (1) Dollar values are calculated by determining the difference between the fair market value of the Common Stock underlying the options and the exercise price of the options on the date of exercise.

      The Company's Canadian subsidiary, Barringer Research Ltd., maintained a defined benefit pension plan for its Canadian employees that was terminated on December 31, 1993. Mr. Davies was a participant in that plan. His projected annual benefit at age 65 has been set at approximately Cdn.
$74,000, which amount may be subject to change only in response to changes in the Canadian pension regulatory scheme.

       The Company has entered into an Employment and Consulting Agreement with Stanley S. Binder, the President and Chief Executive Officer of the
Company (the "Employment Agreement"), pursuant to which Mr. Binder is paid a base salary at an initial annual rate of $120,000, subject to increases equal to percentage increases in the Consumer Price Index as well as increases authorized by the Company's Executive Compensation Committee.
Mr. Binder's annual salary effective May 31, 1994 is $171,491.  The
Employment Agreement renews automatically each year, unless either party gives the other six months prior written notice of non-renewal.
The Employment Agreement provided for the grant to Mr. Binder of an option to purchase 100,000 shares of Common Stock at an exercise price of $1.00 per share, which approximated market value at the time that the Employment Agreement was executed. The Employment Agreement also provided for an incentive stock option, under the Company's then-existing incentive stock option plan, for an additional 100,000 shares of Common Stock at an exercise price of $2.00 per share, which was in excess of market value at the time the Employment Agreement was executed, with 20,000 shares exercisable in each of the five years beginning on July 10, 1991 (exercisable on a cumulative basis). The Company later determined that the number of shares reserved for issuance under the Company's then-existing incentive stock option plan was insufficient to fulfill its obligation to Mr. Binder to grant the second option. As a result, the Board of Directors and Mr. Binder agreed that the Company would grant Mr. Binder, in lieu of the second option described above, a non-qualified and immediately exercisable option to purchase 100,000 shares of Common Stock at an exercise price of $2.00 per share, subject to anti-dilution provisions, which option has been granted and exercised, pursuant to the Stock Option Exercise Program. Mr. Binder does not receive any additional compensation for his services to Labco.

Five-Year Performance Graph

The following chart compares the five year cumulative total return for the Company's Common Stock with the cumulative total return of the NASDAQ Stock
Market (U.S. and foreign companies) and the stock of non-financial companies traded on the NASDAQ System (SIC Code 0100-5999, 7000-9999). The base year of 1989 is held constant at 100 and each line represents the annual index levels derived from the compounded daily returns that include reinvestment of all dividends. The indexes are reweighted daily using the market capitalization on the previous trading day.

[PAPER COPY OF GRAPH TO BE SUPPLIED]


                        Barringer       NASDAQ      NASDAQ Non-
Measurement Period     Technologies     Stock        Financial
(Fiscal Year Covered)     Inc.          Market        Stocks

1989                      100.0         100.0          100.0
1990                      159.8          85.0           88.0
1991                      115.9         135.7          141.7
1992                      124.8         157.4          155.0
1993                      122.4         182.3          179.0
1994                       30.1         176.6          171.6


                 EXECUTIVE COMPENSATION COMMITTEE REPORT
                        ON EXECUTIVE COMPENSATION

       The compensation policies with respect to executive officers of the Company and its wholly-owned subsidiaries have been established and implemented solely by the Compensation Committee. The Compensation
Committee's decisions are subject to the approval of the Board of Directors, except for decisions as to awards granted under certain of the Company's employee benefit plans, which decisions are made solely by the Compensation
Committee to allow such plans to satisfy the disinterested administration requirement of Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"). The Compensation Committee is presently comprised of Messrs. Harte, Abernathy and McGrath.

The Company's executive compensation objectives are to motivate and retain qualified executives and to align the financial interests of the Company's executives with that of its stockholders. In this regard, the Company's executive compensation program is comprised of a base salary component and annual and long-term incentive compensation components.

In addition to base salary, the Board of Directors has had the discretion to award annual bonuses to executive officers based on the achievement of certain performance criteria, although the Company has no formal bonus or annual incentive plan. In May 1994, the Board awarded bonuses to each of the four executive officers for the fiscal year ended December 31, 1993.

To encourage ownership in the Company and align the executive officers' interests with those of the stockholders, the Company in the past has included in its compensation program for executive officers a long-term incentive component in the form of stock options granted to management under the Company's 1990 Stock Option Plan. The Board of Directors believes that stock ownership encourages management to enhance stockholder value and puts management on par with stockholders. The granting of stock options is intended to motivate and reward executive officers and other key employees for improving the overall financial condition of the Company over a period of time;
and to promote longevity of employment by such employees.

Chief Executive Officer's Compensation

For 1994, the Compensation Committee had recommended, and the Board had approved the compensation payable to the Company's Chief Executive Officer.
Effective from June of 1993 until May 31, 1994, Mr. Binder's annual salary was $160,072, which was increased to $171,491 per annum effective May 31, 1994. Mr. Binder did not participate in the Board's deliberations and decisions with respect to his base salary increase. Although Mr. Binder is eligible to receive stock options, the Board did not consider granting options to Mr. Binder in 1994. Mr. Binder does not receive any additional compensation for his services to Labco.

This report is submitted by those members of the Executive Compensation
Committee of the Board of Directors who participated in the deliberations and decisions of the Compensation Committee with respect to executive compensation for the fiscal year ended December 31, 1994.

Members of the Executive
Compensation Committee

 John D. Abernathy
 John J. Harte
 James C. McGrath

Compensation Committee Interlocks and Insider Participation

    The Compensation Committee is presently comprised of Messrs. Abernathy,
Harte and McGrath.  Mr. Condon served on the Compensation Committee until
May 1994. During the fiscal year ended December 31, 1994, Mr. Harte was also the Vice President, Special Projects, of the Company. Messrs.
Abernathy, Condon and McGrath were not officers or employees of the Company during fiscal 1994.

    The Company owns a 47% common share equity interest in Labco.  Mr.
Harte is Chairman of the Board of Labco, and Mr. Binder is a Director of Labco. Until January 1994, Mr. Binder was also the Chief Financial
Officer and Treasurer of Labco, positions from which he resigned as of that date. Mr. Binder served on the compensation committee of Labco's Board of Directors during fiscal 1994. Except as described in the preceding sentence, no executive officer of the Company and no member of the Compensation Committee is a member of any other business entity that has an executive officer that sits on the Company's Board or on the Compensation Committee.

    Pursuant to the terms of a certain Stockholders' Agreement, dated as of December 15, 1989, by and among the Company and certain employees of Labco ("Stockholders' Agreement"), certain stockholders of Labco transferred to the Company in the form of irrevocable proxies the right to vote their shares of Labco common stock, giving the Company voting control of more than 50% of Labco's outstanding common stock. The Stockholders' Agreement also provided that the Company would have the right of first refusal to purchase such shares in the event that such stockholders wish to sell. The
Stockholders' Agreement terminated on December 15, 1994, and was not extended by the parties thereto. In order to maintain voting control of more than 50% of Labco's common stock, the Company entered into a stockholders' agreement, dated as of March 16, 1994, with one stockholder of Labco, pursuant to which such stockholder agreed, so long as it is a stockholder of Labco, to vote its 83,000 shares of Labco common stock in the manner designated by the Company. No cash consideration was paid to such stockholder by the Company for such obligations.

On April 21, 1994, Mr. Binder exercised options to purchase 150,000 shares of Common Stock pursuant to the Stock Option Exercise Program, in exchange for which, Mr. Binder executed notes payable to the Company in the amount of $203,000. For the period in which no interest accrued on the amounts payable to the Company (from April 21, 1994 until the end of fiscal 1994), Mr. Binder received benefits of $10,609 under the Stock Option Exercise
Program, representing interest otherwise payable on such $203,000.  See
"Certain Relationships and Related Transactions" for a description of the Stock Option Exercise Program. In April of 1993, the Company had provided to Mr. Binder an unsecured demand loan of $20,000 in connection with the incurrence by Mr. Binder of tax liability upon exercising certain of his non-qualified stock options. That loan did not bear interest for the first year, after which interest accrued at a rate equivalent to the then current prime rate. The total benefit to Mr. Binder during that portion of 1994 in which such loan did not bear interest was $320.

Securities Exchange Act Reports

Under Section 16(a) of the Exchange Act, the Company's directors, executive officers, and persons holding more than ten percent of the Company's Common
Stock are required to report their initial ownership of the Company's
Common Stock and any changes in such ownership to the Securities and
Exchange Commission. These persons also are required to furnish the
Company with a copy of all Section 16(a) forms they file.   The Company is
obligated to disclose any failures to, on a timely basis, file such reports.  To the Company's knowledge, based solely on a review of such reports and any amendments thereto which have been furnished to the Company, the
Company has not identified any reports required to be filed during the 1994 fiscal year that were not filed on a timely manner.  However, the Company has identified one instance of a report required to be filed during the
1993 fiscal year, which was not filed on a timely basis.  That report related to the purchase by Mr. Abernathy on October 12, 1993 of directors warrants, which was reported approximately four months late in February of
1994.

                     SECURITY OWNERSHIP OF CERTAIN
                    BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of July 1, 1995, the number of shares of Common Stock, Class A Convertible Preferred Stock and Class B Convertible
Preferred Stock owned by each director and all directors and executive officers as a group and any persons (including any "group" as used in Section
13(d)(3) of the Exchange Act) known by the Company to own beneficially 5% or more of such securities. As of July 1, 1995, there were 13,651,585 shares of Common Stock, 82,497 shares of Class A Convertible Preferred Stock and
317,500 shares of Class B Convertible Preferred Stock issued and outstanding.
As of that date, none of the officers and directors owned shares of the Company's Class A Convertible Preferred Stock, Class B Convertible Preferred
Stock, or any of the Company's Convertible Debentures.


                                                                                               Total Common Stock
                                                 Class A Convertible   Class B Convertible      and Common Stock
                                                       Stock and
                             Common Stock          Preferred Stock        Preferred Stock         Equivalents(1)
     Name of               Number     Percent     Number    Percent      Number     Percent     Number      Percent
    Beneficial              of         of          of        of            of          of         of           of
      Owner                Shares     Class       Shares    Class        Shares      Class      Shares       Class

Stanley S. Binder          200,000     1.5%                                                  430,000 (2)   3.1%

John H. Davies             213,117     1.6                                                   388,117       2.8

John J. Harte              90,000      *                                                     185,000       1.4

Richard D. Condon          20,000      *                                                      85,000        *

John D. Abernathy          16,000      *                                                      71,000        *

James C. McGrath           20,000      *                                                      85,000        *

Kenneth S. Wood            40,000      *                                                     205,000       1.5

Richard S. Rosenfeld       21,600      *                                                     156,600       1.1


All directors and
executive officers as
a group consisting
of eight (8) persons      620,717     4.6                                                  1,605,717      11.0

Special Situations
  Cayman Fund, L.P.
153 E. 53rd St.
NY, NY 10022              333,333     2.4                                                   706,666       5.0

Special Situations
Fund III, L.P.
153 E. 53rd St.
NY, NY 10022            1,282,660     9.4                                                 2,309,327      15.7

Herbert Boeckmann II
15505 Roscoe Blvd
Sepulveda, CA 93134-6503   43,704      *                           60,000      18.9%        121,199        *

John R. Purcell
14155 Highway One
Juno Beach FL. 33408      39,550       *              -           100,000      31.5         168,709       1.2

Penfield Partners, Ltd.
153 E 53rd St.
NY, NY 10022             176,095      1.3             -            60,000      18.9         253,590       1.9

Colman Abbe c/o
Hampshire Fin.Group
919 3rd Ave.
NY, NY 10022              98,794        *             -            25,000       7.9        146,083        1.1

Nancy A. Abbe
c/o Hampshire
Fin. Group
919 3rd Ave.
NY, NY 10022              12,433        *             -            25,000       7.9         44,723           *

R.R. Bowlin
Ft. Wayne, IN             39,894        *             -            25,000       7.9         72,184           *

Esther & Carlos Otto
Cheyenne, WY              21,219        *         14,060    17.0%     -           -         39,831           *

Elizabeth Butenschoen
Colfax, CA                 3,006        *          6,530     7.9%     -           -         11,650           *
*

______________________________
*Less than 1%

 (1) Common Stock Equivalents for each person or entity assumes the exercise of all outstanding warrants for Common Stock, the conversion of each outstanding share of Class A Convertible Preferred Stock and Class B Convertible Preferred Stock into Common Stock and the issuance of all shares of Common Stock subject to options for such person or entity.

 (2) Does not include 1,282,660 shares of Common Stock owned by Special Situations Fund III, L.P., of which Mr. Binder is an Independent General Partner. Mr. Binder disclaims any beneficial interest in such shares.

              CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Under the Company's policies and procedures set forth by the Board of Directors for reviewing related party transactions, any transaction between the Company and its respective officers, directors or principal stockholders must be on terms no less favorable to the Company than can be obtained from unaffiliated third parties and must be approved by a majority of the disinterested directors of the Company. Loans will not be made to officers, directors or 5% stockholders except those made pursuant to the Company's Stock Option Exercise Program (as described below) and those made for bona fide business purposes. The Company believes that these measures ensure that the terms of any related party transaction will be at least as fair as those that could be obtained in arm's length transactions, unless intended to constitute additional compensation to the parties involved.

   In connection with the Company's stock option plan, the Board of Directors has approved a stock option exercise program ("Stock Option Exercise Program"). The Stock Option Exercise Program permits all employees of the Company and its subsidiaries who are granted stock options (pursuant to either qualified or non-qualified plans) to finance the exercise of such options by causing the Company to issue the shares underlying such options upon receipt by the Company from the employee of a note evidencing indebtedness to the Company in an amount equal to the exercise price.
Such loans, which are secured by the underlying shares of Common Stock, are interest-free for one year from the date on which the employee exercises his option, after which interest accrues at rate per annum equivalent to the prime rate, which rate is changed monthly. On April 21, 1994, Mr. Binder and Mr. Wood exercised options to purchase 150,000 shares of Common
Stock and 40,000 shares of Common Stock, respectively, pursuant to the Stock Option Exercise Program, in exchange for which, Mr. Binder and Mr.
Wood executed notes payable to the Company in the amount of $203,000, and $71,600, respectively. For the period in which no interest accrued on the amounts payable to the Company (from April 21, 1994 until the end of fiscal 1994), Mr. Binder and Mr. Wood received benefits of $10,609 and $3,742, respectively, under the Stock Option Exercise Program, representing interest otherwise payable on such notes.

   On May 9, 1995 the Company sold to the Special Situations Fund III, L.P. ("SSF III"), a current shareholder and an investment group of which Mr. Binder is an Independent General Partner, and to the Special Situations Fund Cayman, L.P., an affiliate of SSF III (collectively, with SSF III, "SSF"), an aggregate of 125 units at a purchase price of $6,000 per unit for an aggregate purchase price of $750,000. Each unit consists of 10,000 shares of Common Stock and a five-year warrant to purchase 10,000 shares of Common Stock at $.50 per share, subject to certain anti-dilutive provisions. As an inducement to enter into the transaction and in lieu of a transaction fee, the Company also issued to SSI warrants, exercisable for three years, to purchase an aggregate of 150,000 shares of Common Stock at $.50 per share, subject to certain anti-dilutive provisions. In addition, on June 30, 1995, the Company sold 22 units to certain officers and directors of the Company for an aggregate purchase price of $132,000. Such units were identical to those sold to SSF. For information relating to Mr. Binder's indebtedness to the Company, see "Compensation Committee Interlocks and Insider Participation" above.

                 PROPOSAL 2. PROPOSED AMENDMENT TO THE
                      CERTIFICATE OF INCORPORATION
                     TO EFFECT A REVERSE STOCK SPLIT

Introduction

      The Board of Directors believes that it would be in the best interests of the Company and its stockholders to adopt the Reverse Split Amendment, which will authorize the Board to file an amendment to the Certificate of Incorporation to effect a reverse stock split ("Reverse Split") of one new share of Common Stock (a "New Share") for each four issued shares of Common Stock. If the Reverse Split Amendment is adopted, the Board will have authority, without further stockholder approval, to determine the exact timing of and to effect the Reverse Split, subject to the terms of the purchase agreement with SSF, pursuant to which the Company is obligated to effect the Reverse Split no later than September 30, 1995. See "Certain Relationships and Related Transactions".

      Following the determination by the Board to effect the Reverse Split and the filing with the Secretary of State of Delaware of the Reverse Split Amendment (the "Effective Date"), the Board will notify the stockholders that the Reverse Split has been effected. The full text of the Reverse Split Amendment is set forth in Exhibit A attached to this Proxy Statement, and the discussion of the Reverse Split and the Reverse Split Amendment is qualified in its entirety by reference to Exhibit A, which is incorporated herein by reference as if fully set forth herein.

      Pursuant to Section 242(c) of the Delaware General Corporation Law, the Board of Directors reserves the right, notwithstanding stockholder adoption and without further action by the stockholders, to not proceed with the Reverse Split Amendment, if, at any, time prior to filing the Reverse Split Amendment with the Secretary of State of the State of Delaware, the Board of Directors, in its sole discretion, determines that the Reverse Split Amendment is no longer in the best interests of the Company and its stockholders. The Board of Directors may consider a variety of factors in determining whether or not to proceed with the Reverse Split Amendment, including, but not limited to, overall trends in the stock market, recent changes and anticipated trends in the per share market price of the Common Stock, business developments and the Company's actual and projected financial performance.

Recommendation of the Board of Directors

     The Board of Directors of the Company has unanimously approved the Reverse Split Amendment as described herein, subject to the adoption thereof by the stockholders of the Company, and recommends that stockholders vote "FOR" the Reverse Split Amendment.

Purpose and Background of the Reverse Split Amendment

      On October 12, 1994, the Board of Directors adopted resolutions, which it ratified at its June 13, 1995 meeting, approving the Reverse Split Amendment and directing that the Reverse Split Amendment be submitted to stockholders for adoption. As described below, the Board's primary objective in effecting the Reverse Split Amendment is to raise the per share price of the Common Stock in an effort to avoid being delisted from the NASDAQ Small Capitalization Market. The NASDAQ Small Capitalization Market requires that, for continued listing, the Company's shares have a minimum bid price per share of $1, provided that the Company maintains a market value of public float of at least $1 million and $1 million in capital and surplus. As of the date hereof, the Company is not in compliance with the NASDAQ Small Capitalization Market's minimum bid price per share requirement, but is in compliance with the public float and the capital and surplus requirements. The Company believes that effecting the Reverse Split will bring the Company back into compliance with the applicable criteria for continued listing on the NASDAQ Small Capitalization Market. On May 16, 1994, the Company received notification of the possible delisting of the Common Stock from NASDAQ. No assurances can be given, however, that effecting the Reverse Split will enable the Company to avoid delisting.

      The Reverse Split Amendment is also intended to improve the potential ability of the Company to raise capital by issuing additional shares. See the discussion under Proposal 3 relating to the amendment to the Certificate of Incorporation to increase the authorized capital stock of the Company. The Board of Directors believes that certain securities firms discourage their registered representatives from recommending the purchase of lower-priced corporate securities. Additionally, the policies and practices of a number of brokerage houses tend to discourage individual brokers within those firms from dealing in lower-priced stocks. Some of these policies and practices relate to the payment of brokers' commissions and to time-consuming procedures that operate to make the handling of lower-priced stocks economically unattractive to brokers. The structure of trading commissions also tends to have an adverse impact upon holders of lower-priced stocks since the brokerage commission payable on the sale of a lower-priced stock generally represents a higher percentage of the sales price than the commission on a relatively higher-priced stock. Consequently, the Board of Directors believes that this limits the marketability of the Common Stock, at its current per share price. For instance, the Board of Directors believes that the low per share market price of the Common Stock impairs the marketability and acceptance of the Common Stock to institutional investors and other members of the investing public and creates a negative impression with respect to the Company. Theoretically, the number of shares outstanding should not, by itself, affect the marketability of such shares, the type of investor who acquires them or the Company's reputation in the financial community. In practice, however, many investors and market makers consider low-priced stock as unduly speculative in nature and, as a matter of policy, avoid investment and trading in such stocks. The foregoing factors may adversely affect not only the pricing of the Common Stock but also the liquidity of the Common Stock and the Company's ability to raise additional capital through the sale of equity securities.

The Board of Directors is hopeful that the decrease in the number of shares of Common Stock outstanding as a consequence of the proposed Reverse Split and the anticipated increase in the price per share will encourage greater interest in the Common Stock by the financial community and the investing public and possibly promote greater liquidity for the Company's stockholders with respect to those shares presently held by them. However, the possibility does exist that such liquidity may be adversely affected by the reduced number of shares which would be outstanding if the proposed Reverse Split is effected.

The Board of Directors is hopeful that the proposed Reverse Split will result in a price level for the shares of Common Stock that will mitigate the present reluctance, policies and practices of brokerage firms and investors referred to above and diminish the adverse impact of trading commissions on
the potential market for the shares.   However, there can be no assurance
that the proposed Reverse Split will achieve any of these desired results, nor can there be any assurance that the price per share of the Common Stock immediately after the proposed Reverse Split will increase proportionately with the Reverse Split, or that any increase can be sustained for any period of time, or that the market price of the Common Stock will exceed or remain in excess of the current market price, or that the Company will be able to meet the requirements for the Common Stock to be continued to be included in the NASDAQ Small Capitalization Market.

The Board of Directors of the Company is not aware of any present efforts by any persons to accumulate Common Stock or to obtain control of the Company, and the proposed Reverse Split is not intended to be an anti-takeover device. The Board of Directors has recommended the Reverse Split Amendment to enable the Company to meet the requirements for continued inclusion in the NASDAQ Small Capitalization Market, to enhance the Company's image and corporate flexibility and to price the stock in a price range more acceptable to the brokerage community and to investors generally.

Market for the Company's Common Stock

The Common Stock is traded on the NASDAQ Small Capitalization Market under the symbol "BARR." The following table indicates the high and low per share bid prices for the Common Stock as reported on the NASDAQ Small
Capitalization Market for the periods indicated (such quotations reflect inter-dealer prices, do not include retail mark-ups, mark downs or commission and may not necessarily represent actual transactions).

                                         High      Low
1993
  First Quarter                          3.81      1.69
  Second Quarter                         3.13      2.31
  Third Quarter                          3.19      2.19
  Fourth Quarter                         3.00      2.00

1994
  First Quarter                          2.81      2.25
  Second Quarter                         2.31      1.56
  Third Quarter                          2.00      1.00
  Fourth Quarter                         1.13      1.00

1995
  First Quarter                          1.72      0.31
  Second Quarter                         1.25      0.50
  Third Quarter (through July 17, 1995)  1.06      0.50

Effects of the Reverse Split on Common Stock

The Certificate of Incorporation presently authorizes the Company to issue 22,000,000 shares of capital stock, of which 20,000,000 shares are Common Stock, 1,000,000 shares are Convertible Preferred Stock and 1,000,000 shares are Preferred Stock. Of the 1,000,000 shares of Preferred Stock, 270,000 shares are designated Class A Convertible Preferred Stock and
730,000 shares are designated Class B Convertible Preferred Stock. If approved by the stockholders, the principal effect of the Reverse Split will be to decrease the number of shares of Common Stock issued from 13,651,585 shares to approximately 3,412,896 shares of Common Stock based on the number of shares outstanding on the Record Date. The total number of shares of Common Stock held by each stockholder would be reclassified automatically into the number of whole New Shares equal to the number of shares of Common Stock owned immediately prior to the Reverse Split divided by four, provided that pursuant to the Certificate of Incorporation, no fractional shares will be issued. See "Exchange of Shares; No Fractional Shares." Additionally, the number of shares of Common Stock the Company will be authorized to issue will be decreased from 20,000,000 to 5,000,000 (or from 28,000,000 to 7,000,000 if the stockholders also adopt Proposal 3, the Re-Capitalization Amendment).

     The following table illustrates the principal effect of the Reverse Split on the Common Stock based on Common Stock authorized, issued and outstanding and for issuance upon the exercise of various outstanding warrants and options of the Company as of the Record Date.

                                Prior to               After 1-for 4
Number of Shares              Reverse Split           Reverse Split

Common Stock Authorized.       20,000,000               5,000,000 (1)
Issued. . . . . . . . .        13,527,585               3,381,896
Outstanding . . . . . .        13,651,585               3,412,896
Reserved for Issuance .         4,346,194               1,086,548
Available for Future Issuance   2,002,221                 500,556

______________________
(1) Assuming the stockholders adopt Proposal 3, the Re-Capitalization Amendment, and giving effect thereto, such number of shares of Common Stock will be 7,000,000.

Effect on Market for Common Stock

    On July 20, 1995, the last sale price of the Common Stock on the NASDAQ Small Capitalization Market was $0.91 per share. By decreasing the number of shares of Common Stock outstanding without altering the aggregate economic interest in the Company represented by such shares, the Board of Directors believes that the market price will be increased. If the market price increases to $1.00 or more per share and the Company continues to meet other listing requirements, the Company may be able to avoid delisting of the Common Stock on the NASDAQ Small Capitalization Market. There can be no assurance that the market price of the Common Stock will be so increased or that the Common Stock will be continued for listing on the NASDAQ Small Capitalization Market.

Effect on Outstanding Options and Warrants of the Company

     As of the Record Date, the Company had outstanding employee stock options to purchase an aggregate 960,500 shares of Common Stock with exercise prices per share that ranged from $0.50 to $3.50 warrants to purchase 2,828,838 shares of Common Stock with exercise prices per share that ranged from $0.50 to $3.57 and $300,000 aggregate principal amount of 12-1/2% Subordinated Convertible Debentures convertible into 37,500 shares of Common Stock.
Upon the effectiveness of the Reverse Split, these options and warrants and the Indenture under which the debentures were issued provide for a proportional downward adjustment to the number of shares subject to outstanding options and warrants and a corresponding upward adjustment in the per share exercise prices to reflect the Reverse Split. Similarly, the terms in the Certificates of Designation for the Class A Convertible Preferred Stock and of the Class B Convertible Preferred Stock provide a proportional downward adjustment in both the number of shares of Common Stock underlying such Preferred Stock and in the conversion formula to be applied to any conversion thereof.

Effect on Legal Ability to Pay Dividends

    The holders of shares of Common Stock are entitled to receive distributions of cash or other property, if any, that may be declared from time to time by the Board of Directors in its discretion from funds legally available therefor, subject to the dividend priority of the holders of preferred stock of the Company. Thus, although the Reverse Split will have the effect of increasing the Company's capital in excess of par value by approximately $100,000, the Reverse Split and its impact on capital in excess of par value will not affect potential distributions to the Company's stockholders. The Company, however, has never paid cash dividends on the Common Stock and has no plans to pay cash dividends in the foreseeable future. Additionally, the current policy of the Board of Directors is to retain all available earnings for use in the operation and growth of the Company's business. Any future cash dividends will depend upon the Company's earnings, capital requirements, financial condition and other relevant factors.

Federal Income Tax Consequences

     A summary of certain United States federal income tax consequences of the Reverse Split as contemplated in the Reverse Split Amendment is set forth below. The summary is based on the Internal Revenue Code of 1986, as amended, Treasury Regulations, judicial authority and administrative rulings and practice currently in effect, all of which are subject to change, which change could be retroactive and thereby modify the tax consequences discussed herein. The Company has neither received nor requested any ruling from the Internal Revenue Service (the "Service") or any opinion of counsel with respect to these matters. Accordingly, no assurance can be given as to the interpretation that the Service or the courts may make with respect to these matters. In addition, the United States federal income tax consequences to any particular taxpayer may be affected by matters not discussed below. For example, certain types of holders of Common Stock (including financial institutions, dealers in securities, insurance companies, personal holding companies, tax-exempt organizations, individual retirement accounts and foreign taxpayers) may be subject to special rules that are not addressed herein. This Proxy Statement does not address any tax consequences other than the United States federal income tax consequences that may affect a holder of Common Stock as described herein.

     Except as described below with respect to cash received in lieu of fractional share interests, the receipt of New Shares in the Reverse
Split should not result in any taxable gain or loss to stockholders for federal income tax purposes. If the stockholders approve the Reverse Split Amendment, the tax basis of the New Shares received as a result of the Reverse Split (including any fractional share interests to which a stockholder is entitled) will be equal, in the aggregate, to the basis of the shares exchanged for the New Shares. For tax purposes, the holding period of the shares immediately prior to the Effective Date of the Reverse Split will be included in the holding period of the New Shares received as a result of the Reverse Split, including any fractional share interests to which a stockholder is entitled. A stockholder who receives cash in lieu of fractional New Shares, generally will recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the adjusted basis of the fractional shares treated as surrendered for cash.

      EACH STOCKHOLDER SHOULD CONSULT HIS OR HER OWN TAX ADVISORS WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO HIM OR HER OF
THE TRANSACTIONS CONTEMPLATED BY THE PROPOSED REVERSE SPLIT AMENDMENT.


Exchange of Shares; No Fractional Shares

    No fractional shares of Common Stock will be issued in connection with the proposed Reverse Split. Assuming the approval of the Reverse Split
Amendment, a stockholder who would otherwise be entitled to receive a fractional share of Common Stock will receive, in lieu thereof, cash for the resulting fractional share interest in an amount equal to the product of
(a) the number of shares of the Common Stock held by such holder immediately prior to the effectiveness of the Reverse Split which have not been classified into a whole New Share, (b) multiplied by: (i) the average of the closing bid and closing asked prices of the Common Stock as reported on the NASDAQ Small Capitalization Market on the Effective Date, or (ii) if the Common Stock is not listed on the NASDAQ Small Capitalization Market on the Effective Date, the average of the bid and offer prices per share on the last day prior to the Effective Date, on which such prices were published by the National Quotation Bureau.

     The Company will appoint American Stock Transfer & Trust Company (the "Exchange Agent") as Exchange Agent to act for the holders of the Common Stock in connection with the Reverse Split Amendment. The Company will deposit with the Exchange Agent, as soon as practicable after the Effective Date, cash in an amount equal to the value of the estimated aggregate number of fractional shares that will result from the Reverse Split. Any portion of the cash deposited with the Exchange Agent to pay fractional share interests that is held by the Exchange Agent six months after the Effective Date will be returned to the Company on demand. The funds required to purchase the fractional shares are available and will be paid from the Company's current cash reserves. The Company's stockholder list indicates that a portion of the outstanding Common Stock is registered in the names of clearing agencies and broker nominees. It is, therefore, not possible to predict with certainty the number of fractional shares and the total amount that the Company will be required to pay for fractional share interests. However, it is not anticipated that the funds necessary to effect the cancellation of fractional shares will be material.

     As of the Record Date, approximately 1,008 persons were holders of record of Common Stock. The Company does not anticipate that the Reverse Split and the payment of cash in lieu of fractional shares will result in a significant reduction in the number of holders of record of the Common Stock. The Company does not presently intend to seek, either before or after the Reverse Split, any change in the Company's status as a reporting Company for federal securities law purposes

     On or after the Effective Date, the Company will mail to each stockholder a letter of transmittal. A stockholder will be able to receive his New
Shares and, if applicable, cash in lieu of a fractional New Share only by transmittal to the Exchange Agent of such stockholder's stock certificate(s) for shares of Common Stock that were issued prior to the Effective Date, together with the properly executed and completed letter of transmittal and such evidence of ownership of such shares as the Company may require. Stockholders will not receive certificates for New Shares unless and until the certificates representing their shares of Common Stock that were issued prior to the Effective Date are surrendered. Stockholders should not forward their certificates to the Exchange Agent until the letter of transmittal is received and should surrender their certificates only with such letter of transmittal. A payment in lieu of a fractional New Share will be made to a stockholder promptly after receipt of a properly completed letter of transmittal and stock certificate(s) for all of his shares of Common Stock outstanding prior to the Effective Date.

     There will be no service charges payable by the stockholders of the Company in connection with the exchange of their certificates or in connection with the payment of cash in lieu of the issuance of fractional New Shares. These costs will be borne by the Company.

Vote Required

     The Reverse Split Amendment requires the affirmative vote of the holders of a majority of the outstanding shares of the Common Stock (voting as one class), and of the Common Stock, the Class A Convertible Preferred Stock and the Class B Convertible Preferred Stock (voting together as another class).

     Because the adoption of the Reverse Split Amendment requires a vote based on the total number of outstanding shares, abstentions and broker non-votes will be equivalent to votes against the reverse Split Amendment.
Accordingly, the Company urges each stockholder to vote and urges stockholders whose shares are held in the name of their broker, bank or other nominee to instruct such person to vote their shares.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADOPTION OF PROPOSAL 2 RELATING TO THE REVERSE SPLIT AMENDMENT EFFECTING A ONE-FOR-FOUR REVERSE STOCK SPLIT.


                   PROPOSAL 3.  PROPOSED AMENDMENT TO
                    THE CERTIFICATE OF INCORPORATION
                     TO AUTHORIZE AN INCREASE IN THE
                    AUTHORIZED SHARES OF CAPITAL STOCK

Introduction

     The Board of Directors believes that it would be in the best interests of the Company and its stockholders to adopt the Re-Capitalization Amendment, which will amend the Certificate of Incorporation to increase the number of authorized shares of capital stock of the Company from 22,000,000 to 33,000,000 (or from 7,000,000 to 12,000,000 if Proposal 2 is approved and effected), comprised of 28,000,000 shares of Common Stock (or 7,000,000 shares of Common Stock if Proposal 2 is approved and effected), 1,000,000 shares of Convertible Preferred Stock, par value $1.25 per share, and 4,000,000 shares of Preferred Stock, par value $2.00 per share. If the Re-Capitalization Amendment is adopted, the Board will have authority, without further stockholder approval, to determine the exact timing of and to effect the Re-Capitalization Amendment. Such increase in the total number of authorized shares of capital stock consists of an increase in the number of authorized shares of Preferred Stock from 1,000,000 to 4,000,000 shares, and an increase in the number of authorized shares of Common Stock from 20,000,000 to 28,000,000 (or from 5,000,000 to 7,000,000 if Proposal
2 is approved and effected). On October 12, 1994, the Board of Directors adopted resolutions, which it ratified at its June 13, 1995 meeting, approving the Re-Capitalization Amendment and directing that it be submitted to stockholders for adoption.

     As of the Record Date, there were authorized 22,000,000 shares of capital stock of the Company, consisting of 20,000,000 of Common Stock, 1,000,000 shares of Convertible Preferred Stock and 1,000,000 shares of Preferred
Stock. Of the 1,000,000 shares of Preferred Stock authorized as of the Record Date, 270,000 shares are designated as Class A Convertible Preferred Stock and 730,000 shares are designated as Class B convertible Preferred Stock.

     The full text of the Re-Capitalization Amendment is set forth in Exhibit B attached to this Proxy Statement, and the discussion of the Re-Capitalization Amendment is qualified in its entirety with reference to Exhibit B, which is incorporated herein by reference as if fully set forth herein.

     Pursuant to Section 242(c) of the Delaware General Corporation Law, the Board of Directors reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to not proceed with the Re-Capitalization Amendment Proposal, if, at any time prior to filing the Re-Capitalization Amendment with the Secretary of State of the State of Delaware, the Board of Directors, in its sole discretion, determines that the Re-Capitalization Amendment Proposal is no longer in the best interests of the Company and its stockholders.

Recommendation of the Board of Directors

     The Board of Directors of the Company has unanimously approved the Re-Capitalization Amendment as described herein, subject to the adoption thereof by the stockholders of the Company, and recommends that stockholders vote "FOR" the Re-Capitalization Amendment.

Purpose, Background and General Effect of the Re-Capitalization Amendment

     The Re-Capitalization Amendment would increase the number of shares of authorized Common Stock and authorized Preferred Stock available for issuance from time to time for such purposes and consideration as the Board of Directors may approve. No further vote of the stockholders of the Company will be required, except that the vote of the holders of the Class A Convertible Preferred Stock and the Class B Convertible Preferred Stock will be required for any issuance of additional shares of Preferred Stock.

      The principal purpose of the Re-Capitalization Amendment is to provide the Board of Directors with greater flexibility in issuing shares and acting upon proposed transactions, which could include, among others, private placements or other financing transactions in which Common Stock or Preferred Stock is issued to institutions or other private entities or to the public, or acquisition transactions in which the consideration paid includes common or preferred stock. The Company currently has no plans, arrangements, agreements or understandings regarding the issuance of any series of Preferred Stock or any shares of Common Stock; however, by adopting the Re-Capitalization Amendment at this time, consummation of issuances of any shares of Common Stock or Preferred Stock will be streamlined.

     The Board of Directors will have-broad discretion with respect to designating and establishing the terms of each series of Preferred Stock prior to its issuance, subject to the approval of the holders of the Class A Convertible Preferred Stock and the Class B Convertible
Preferred Stock. Under Delaware law, the Board of Directors may issue series of Preferred Stock with such designations, preferences and other rights as may be stated in the resolution adopted by the Board of Directors providing for the issuance of such stock subject to any special voting rights granted to any outstanding series of Preferred Stock. Any series of Preferred Stock authorized by the Board may rank prior to the Common Stock as to dividend rights, liquidation preferences or both, may have full or limited voting rights (including, subject to the rules of the National Association of Securities Dealers, Inc. ("NASD"), multiple voting rights and voting rights as a class), may provide that such class or series is redeemable or may be entitled to the benefit of sinking fund for retirement and may be convertible into shares of Common Stock or other securities, in each case on such terms as the Board may designate without further action of the Company's stockholders, unless such action were required by applicable law, the terms of the Company's outstanding securities or the NASD's rules or the rules of any other stock exchange or over-the-counter market on which the Company's securities may then be listed. Depending upon the rights and preferences designated for any particular series, issuances of Preferred Stock could have the effect of diluting stockholders' equity, earnings per share and voting rights attributable to the Common Stock.

     The terms of the additional shares of Common Stock for which authorization is sought will be identical to the terms of the shares of Common Stock currently authorized and outstanding, and the Re-Capitalization Amendment will not affect the terms, or the rights of the holders, of such shares. The Common Stock has no cumulative voting, conversion, pre-emptive or subscription rights and is not redeemable. Any additional issuances of Common Stock could have the effect of diluting the stockholders' equity and earnings per share of the Company and would dilute the voting rights attributable to existing holders of the Common Stock.

     It is possible that the issuance of any additional shares of Common Stock or Preferred Stock might, under particular circumstances, discourage attempts to take control of the Company. The Preferred Stock could, for example, contain voting requirements that provide for extraordinary voting rights or approval by the holders of the Preferred Stock of extraordinary corporate transactions, or could be privately placed with purchasers who might align themselves with management in opposing a hostile takeover bid.

Vote Required

     Proposal 3 requires the affirmative vote of the holders of a majority of the outstanding shares of the Common Stock, the Class A Convertible Preferred, and the Class B Convertible Preferred, voting as three separate classes and also, together as one class.

     Because the adoption of the Re-Capitalization Amendment requires a vote based on the total outstanding number of shares, abstentions and broker non-votes will be equivalent to votes against the Re-Capitalization Amendment. Accordingly, the Company urges each stockholder to vote and urges stockholders whose shares are held in the name of their broker, bank, or other nominee to instruct such person to vote their shares.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADOPTION OF PROPOSAL 3 RELATING TO THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE
THE NUMBER OF AUTHORIZED SHARES OF CAPITAL STOCK.

           PROPOSAL 4.  RATIFICATION OF APPOINTMENT OF AUDITORS

     Upon the recommendation of the Audit Committee, the Board has appointed BDO Seidman as independent auditors of the Company's 1995 financial statements, and requests that the stockholders ratify such appointment. The Board of Directors may review its selection if the appointment is not ratified by the stockholders. BDO Seidman has served as auditors of the Company since 1989.

     The Company has been informed that neither BDO Seidman, nor any member of the firm, has any relationship with the Company or its subsidiaries, other than that arising from such firm's employment as described above. A representative of BDO Seidman will be in attendance at the Annual Meeting to respond to appropriate questions and will be afforded the opportunity to make a statement at the meeting, if he desires to do so.

Vote Required

     The ratification of the selection of BDO Seidman as independent auditors of the Company's 1995 financial statements, Proposal 4, requires the affirmative vote of the holders of a majority of the outstanding shares represented at the Annual Meeting. An abstention will have the same effect as a negative vote on Proposal 4, but because shares held by brokers will not be considered entitled to vote on matters as to which the brokers withhold authority, a broker non-vote will have no effect on the vote for Proposal 4.


      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 4 RATIFYING THE APPOINTMENT OF BDO SEIDMAN AS INDEPENDENT AUDITORS OF THE COMPANY'S 1995 FINANCIAL STATEMENTS.

                              MISCELLANEOUS

     The Board of Directors is not aware of any matters, other than as stated in the Notice of the Annual Meeting of Stockholders, that will be presented for action at the Annual Meeting or any adjournment or postponement thereof. Should any other matters properly come before the Annual Meeting or any adjournment or postponement thereof, the persons named in the enclosed form of proxy intend to vote such proxy in accordance with their judgment on such matters.

     Stockholder proposals intended to be presented at the next Annual Meeting of Stockholders must be received at the executive offices of the Company, 219 South Street, New Providence, New Jersey 07974, Attention:
Secretary, on or before March 29, 1996, in order to be considered for inclusion in the Company's Proxy Statement for such meeting.

                                  By order of the Board  of  Directors


                                  /s/ KENNETH S. WOOD
                                      KENNETH S. WOOD
                                      Vice President and Secretary

New Providence, New Jersey
July 27, 1995

                                                                 EXHIBIT A
                               PROPOSAL 2

                   Proposed Amendment to Certificate of
                        Incorporation Relating to
                     One-for-Four Reverse Stock Split

      Alternative A (if Proposal 3, the Re-Capitalization Amendment, is adopted and effected):

Section 1 of Article FOURTH of the Certificate of Incorporation, as amended, of Barringer Technologies Inc. is hereby amended to read in its entirety as follows:


         FOURTH: Section 1. Authorized Shares. The total number of shares of stock which the Corporation shall have authority to issue is 12,000,000 shares, consisting of 7,000,000 shares of Common Stock, having a par value of $.01 per share ("Common Stock"), 1,000,000 shares of Convertible Preferred Stock, having a par value of $1.25 per share ("Convertible Preferred Stock"), and 4,000,000 shares of Preferred
    Stock, having a par value of $2.00 per share ("Preferred Stock").

         Effective at 11:58 p.m. (the "Effective Time") on the date of filing of a Certificate of Amendment with the Secretary of State of the State of Delaware setting forth this Amendment (the "Effective Date"), each four (4) shares of authorized Common Stock issued and outstanding or held in the treasury of the Corporation immediately prior to the Effective Time shall automatically be reclassified and changed into one (1) validly issued, fully paid and nonassessable share of Common Stock
    (a "New Share") . Each holder of record of shares of Common Stock so reclassified and changed shall at the Effective Time automatically become the record owner of the number of New Shares as shall result from such reclassification and change. Each such record holder shall be entitled to receive, upon the surrender of the certificate or certificates representing the shares of Common Stock so reclassified and changed at the office of the transfer agent of the Corporation in such form and accompanied by such documents, if any, as may be prescribed by the transfer agent of the Corporation, a new certificate or certificates representing the number of New Shares of which he or she is the record owner after giving effect to the provisions of this Article FOURTH. The Corporation shall not issue fractional New Shares. Stockholders entitled to receive fractional New Shares shall receive, in lieu thereof, cash in an amount equal to the product of (a) the number of shares of the Common Stock held by such holder immediately prior to the Effective Time which have not been classified into a whole New
    Share, (b) multiplied by (i) the average of the closing bid and closing asked prices of the Common Stock as reported on the NASDAQ Small Capitalization Market on the Effective Date, or (ii) if the Common
    Stock is not listed on the NASDAQ Small Capitalization Market on the Effective Date, the average of the bid and offer prices on the last day prior to the Effective Date on which such prices were published by the National Quotation Bureau.


      Alternative B (if Proposal 3, the Re-Capitalization Amendment, is
                       not adopted or not effected):

Section 1 of Article FOURTH of the Certificate of Incorporation, as amended, of Barringer Technologies Inc. is hereby amended to read in its entirety as follows:


         FOURTH: Section 1. Authorized Shares. The total number of shares of stock which the Corporation shall have authority to issue is 7,000,000 shares, consisting of 5,000,000 shares of Common Stock, having a par value of $.01 per share ("Common Stock"), 1,000,000 shares of Convertible Preferred Stock, having a par value of $1.25 per share ("Convertible Preferred Stock"), and 1,000,000 shares of Preferred Stock, having a par value of $2.00 per share ("Preferred Stock").

         Effective at 11:58 p.m. (the "Effective Time") on the date of filing of a Certificate of Amendment with the Secretary of State of the State of Delaware setting forth this Amendment (the "Effective Date"), each four
    (4) shares of authorized Common Stock issued and outstanding or held in the treasury of the Corporation immediately prior to the Effective Time shall automatically be reclassified and changed into one (1) validly issued, fully paid and nonassessable share of Common Stock (a "New
    Share") . Each holder of record of shares of Common Stock so reclassified and changed shall at the Effective Time automatically become the record owner of the number of New Shares as shall result from such reclassification and change. Each such record holder shall be entitled to receive, upon the surrender of the certificate or certificates representing the shares of Common Stock so reclassified and changed at the office of the transfer agent of the Corporation in such form and accompanied by such documents, if any, as may be prescribed by the transfer agent of the Corporation, a new certificate or certificates representing the number of New Shares of which he or she is the record owner after giving effect to the provisions of this Article FOURTH. The Corporation shall not issue fractional New Shares. Stockholders entitled to receive fractional New Shares shall receive, in lieu thereof, cash in an amount equal to the product of (a) the number of shares of the Common Stock held by such holder immediately prior to the Effective Time which have not been classified into a whole New Share, (b) multiplied by (i) the average of the closing bid and closing asked prices of the Common
    Stock as reported on the NASDAQ Small Capitalization Market on the Effective Date, or (ii) if the Common Stock is not listed on the NASDAQ Small Capitalization Market on the Effective Date, the average of the bid and offer prices on the last day prior to the Effective Date on which such prices were published by the National Quotation Bureau.

                                                               EXHIBIT B

                              PROPOSAL 3

                   Proposed Amendment to Certificate of
                  Incorporation to Authorize an Increase
                       in Authorized Capital Stock

      Alternative A (if Proposal 2, the Reverse Split Amendment,
                         is adopted and effected)

The first paragraph of Section 1 of Article FOURTH of the Certificate of Incorporation is hereby amended to read in its entirety as follows:

         Section 1. Authorized Shares. The total number of shares of stock which the Corporation shall have authority to issue is 12,000,000 shares, consisting of 7,000,000 shares of Common Stock, having a par value of $.01 per share ("Common Stock"), 1,000,000 shares of Convertible Preferred Stock, having a par value of $1.25 per share ("Convertible Preferred Stock") and 4,000,000 shares of Preferred Stock, having a par value of $2.00 per share ("Preferred Stock").

            Alternative B (if Proposal 2, the Reverse Split Amendment,
              is not adopted or the Reverse Split is not effected)

Section 1 of Article FOURTH of the Certificate of Incorporation, as amended, is hereby amended to read in its entirety as follows:

         Section 1. Authorized Shares. The total number of shares of stock the Corporation shall have authority to issue is 33,000,000 shares, consisting of 28,000,000 shares of Common Stock, having a par value of $.01 per share ("Common Stock"), 1,000,000 shares of Convertible Preferred Stock, having a par value of $1.25 per share ("Convertible Preferred Stock") and 4,000,000 shares of Preferred Stock, having a par value of $2.00 per share ("Preferred Stock").

                    BARRINGER TECHNOLOGIES INC.


       Proxy Solicited on Behalf of the Board of Directors of
          Barringer Technologies Inc. for Annual Meeting of
                    Stockholders, August 30, 1995


     The undersigned stockholder of Barringer Technologies Inc. hereby appoints Messrs. Richard S. Rosenfeld and Kenneth S. Wood, or either of them with full power of substitution, as proxies to represent and vote all of the undersigned's shares of capital stock of Barringer Technologies Inc.
entitled to vote at the Annual Meeting of Stockholders to be held on Wednesday, August 30, 1995, at 10:00 a.m., local time, at the Best Western/Murray Hill Inn, 535 Central Avenue, New Providence, New Jersey
07974, and at any adjournments or postponements thereof, on all matters coming-before said meeting.

     You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE) but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. This proxy cannot be voted unless you sign and return this card.

     This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR Proposals
1, 2, 3 and 4. This proxy will be voted in the discretion of the proxies on such other matters as may properly come before the Annual Meeting and any adjournments on postponements thereof.


                         SEE REVERSE SIDE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3 and 4.


                                           FOR ALL        WITHHELD
1.    Election of Directors
      Nominees:  Stanley S. Binder,
      John H. Davies, John J. Harte,
      Richard D. Condon, John D.
      Abernathy and James C. McGrath

FOR, except vote withheld from the following nominee(s):

    _______________________________

                                       FOR         AGAINST          ABSTAIN
2.    To amend the Certificate of
      Incorporation to effect a one-for-
      four reverse stock split of
      Common Stock.

                                       FOR          AGAINST        ABSTAIN

3.    To amend the Certificate of
      Incorporation to increase the
      number of authorized shares of
      capital stock of the Company.

                                       FOR         AGAINST         ABSTAIN

4.    Ratification of appointment of
      BDO Seidman as independent
      auditors of the Company's 1995
      financial statements.

The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof.

PLEASE MARK, SIGN AND DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

           Mark here for change of address and note at left



    Signature(s):_____________________        Date___________________

Note: Please sign exactly as name appears hereon. Joint owners should each sign, when signing as attorney, executor, administrator, trustee or guardian, please give full title as such.